Contact:
Kyle P. Bransfield
Chief Executive Officer
Union Acquisition Corp.
(212) 981-0630

FOR IMMEDIATE RELEASE

UNION ACQUISITION CORP. ANNOUNCES PRICING OF $100 MILLION INITIAL PUBLIC OFFERING

New York, NY, February 28, 2018 – Union Acquisition Corp. (NYSE: LTN.U) (the “Company”) announced today the pricing of its initial public offering of 10,000,000 units at $10.00 per unit. Each unit consists of one ordinary share of the Company (“Ordinary Shares”), one right to receive one-tenth (1/10) of one Ordinary Share upon consummation of an initial business combination, and one redeemable warrant entitling the holder to purchase one Ordinary Share at a price of $11.50 per share. The units will be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “LTN.U” beginning on February 28, 2018. Once the securities comprising the units begin separate trading, the ordinary shares, rights and warrants are expected to be traded on the NYSE under the symbols “LTN,” “LTN RT” and “LTN WS,” respectively.

Union Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses located in Latin America. The Company is led by Juan Sartori, Chairman of the Board of the Company and Chairman and founder of Union Group, and Kyle P. Bransfield, Chief Executive Officer of the Company and Partner of Atlantic-Pacific Capital, Inc.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS), is acting as sole book-running manager of the offering, CIM Securities, LLC is acting as lead manager of the offering and I-Bankers Securities, Inc. is acting as co-manager of the offering. The Company has granted the underwriters a 45-day option to purchase up to 1,500,000 additional units at the initial public offering price solely to cover overallotments, if any. The offering is being made only by means of a prospectus, copies of which may be obtained from Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172, Attn: Syndicate Department. Copies are also available on the Securities and Exchange Commission’s website, www.sec.gov.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on February 27, 2018. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.
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